VALIDITY GUARANTEE

VALIDITY GUARANTEE dated as of October 17, 2012 (this “Validity Guarantee”), by [name of individual], an individual with his address as set forth on the signature page hereto (“Guarantor”) in favor of STAR FUNDING, INC., a New York corporation (“Star Funding”).

WITNESSETH:

WHEREAS, BOLDFACE GROUP, INC. with its principal office located at 1309 Pico Blvd, Suite A, Santa Monica, CA 90405 (the “Company”) and Star Funding are entering into a Supply Agreement and a Factoring Agreement, each dated as of the date hereof (each, as may be amended, supplemented, restated or otherwise modified from time to time, a “Star Agreement” and collectively the “Star Agreements”), pursuant to which Star Funding will supply certain goods to the Company (“Goods”) and purchase certain accounts receivable billed to customers of the Company (“Accounts Receivable”) on the basis of, and in reliance upon, the representations, warranties and covenants of the Company contained in the Star Agreements; and

WHEREAS, Guarantor is an officer and/or a shareholder of the Company; and

WHEREAS, Star Funding will not enter into the Star Agreements, nor supply Goods or purchase Accounts Receivable pursuant thereto, unless the Guarantor has executed and delivered this Validity Guarantee;

NOW, THEREFORE, in order to induce Star Funding to enter into the Star Agreements and all documents related thereto (together, the “Transaction Documents”), to supply Goods and purchase Accounts Receivable pursuant thereto, and in consideration thereof and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees with Star Funding as follows:

1.          Guarantee. Subject to the limitations set forth in Section 2 below, Guarantor hereby unconditionally and irrevocably guarantees the due and punctual payment to Star Funding of all present and future amounts, now or at any time or from time to time hereafter due or owing to Star Funding under or in connection with the Factoring Agreement, the Supply Agreement, or any other Transaction Document, whether at maturity or earlier by reason of acceleration or otherwise to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Star Funding (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the items listed in Section 2 below (the “Guarantor Obligations”). The Guarantor shall make payment of the Guarantor Obligations and other amounts payable by the Guarantor hereunder immediately upon demand therefor, in compliance with this Guarantee. Star Funding shall not be required to seek payment or performance from the Company or any other person or entity, prior to demanding payment of the Guarantor Obligations from the Guarantor.

2.          Limitation. Notwithstanding anything to the contrary contained herein, Star Funding and the Guarantor agree that Star Funding shall be entitled to enforce this Guarantee only to the extent of any actual loss, damage, cost, expense, liability, claim or other obligation incurred by Star Funding (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following (each of the following clauses (a) through (f) being independent and it being understood and agreed that Star Funding may enforce this Guarantee separately under any or all of them):

(a)          Any representations or warranties of the Company regarding the Accounts Receivable or its inventory, or any information provided by the Company from time to time with respect to its inventory, Customers (as defined in the Star Agreements), purchase orders or Accounts Receivable (including without limitation any of the representations or warranties contained in Section 5 of the Factoring Agreement or Section 12 of the Supply Agreement), shall prove to be false, inaccurate or incomplete;

(b)          The Company shall breach any covenant or obligation it has under the Star Agreements with respect to the management or collection of any of its Accounts Receivable;

(c)          Any fraud or misrepresentation on the part of the Company in connection with the Transaction Documents or the transactions contemplated thereby;

(d)          The removal or disposal of any portion of the Collateral (as defined in the Star Agreements) other than in the ordinary course of business and in a manner consistent with the Transaction Documents;

(e)          Any interference by the Company or the Guarantor with Star Funding’s efforts to collect the Accounts Receivable;

(f)          Any misappropriation of proceeds of Collateral (including without limitation amounts collected on Accounts Receivable) by the Company or the Guarantor, or any other intentional misconduct by the Company or the Guarantor that impairs the Collateral or the ability of the Company to perform its obligations to Star Funding; and

3.          Continuing Guarantee. This Validity Guarantee is a continuing guaranty of the Guarantor Obligations for the duration of the term of the Star Agreements and any renewals or extensions thereof. Payments to be made by Guarantor hereunder may be required by Star Funding on any number of occasions as provided in this Agreement. Payment by Guarantor shall be made to Star Funding at Star Funding’s office on demand as Guarantor Obligations become due.

4.          Costs of Enforcement. The Guarantor shall pay to Star Funding forthwith upon demand, all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by Star Funding in enforcing its rights under this Validity Guarantee.

5.          Waiver of Right of Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, Guarantor will not exercise any rights of Star Funding against the Company by way of contribution, subrogation, reimbursement or indemnity, or shall have any right of recourse to any assets or property of the Company held for the payment and performance of its Guarantor Obligations, until such time as all Guarantor Obligations of the Company to Star Funding are paid in full in cash and the Star Agreements are irrevocably terminated. If any amount shall nevertheless be paid to the Guarantor, such amount shall be held in trust for the benefit of Star Funding and shall forthwith be paid to Star Funding to be credited and applied to the Guarantor Obligations, whether matured or not matured. The provisions of this Section 6 shall survive termination of this Validity Guarantee.

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6.          Other Waivers. Guarantor hereby assents, to the extent permitted by law, to all the terms and conditions of the Guarantor Obligations and waives: (a) notice of acceptance of this Validity Guarantee and all notice of the creation, extension or accrual of any Guarantor Obligations; (b) presentment, demand for payment, notice of dishonor and protest; (c) notice of any other nature whatsoever; (d) any requirement of diligence or promptness on the part of Star Funding in the enforcement of any of its rights under the provisions of any of the Transaction Documents; (e) any requirement that Star Funding take any action whatsoever against the Company or any other party or file any claim in the event of the bankruptcy of the Company; or (f) failure of Star Funding to protect, preserve or resort to any Collateral. The waivers set forth in this section shall be effective notwithstanding the fact that the Company ceases to exist by reason of its liquidation, merger, consolidation or otherwise.

7.          Consent. Guarantor hereby consents that from time to time, and without further notice to or consent of Guarantor, Star Funding may take any or all of the following actions without affecting the liability of Guarantor: (a) extend, renew, modify, compromise, settle or release the Guarantor Obligations; (b) release or compromise any liability of any party or parties with respect to the Guarantor Obligations; (c) release its security interest in the Collateral or exchange, surrender or otherwise deal with the Collateral as Star Funding may determine; or (d) exercise or refrain from exercising any right or remedy of Star Funding.

8.          Obligations of Guarantor Unconditional; Termination. The obligations of Guarantor under this Validity Guarantee shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of any Guarantor Obligation or any instrument or agreement evidencing the same or relating thereto or any other circumstance that might otherwise constitute a defense available to, or a discharge of, Guarantor. The obligations of Guarantor hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by complete payment or performance of the Guarantor Obligations and the liabilities of Guarantor hereunder and shall be joint and several with the obligations of any other party to a guarantee given to Star Funding on behalf of the Company. This Validity Guarantee and the obligations of Guarantor hereunder shall terminate when the Supply Agreement, the Factoring Agreement and all other Transaction Documents have been terminated and all obligations of the Company thereunder have been paid and performed in full, without the need for further action by Star Funding; provided, however, that this Guarantee shall be reinstated if any such payment or performance is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by Star Funding for any reason, including without limitation by reason of the insolvency, bankruptcy or reorganization of the Company, the Guarantor or any other person.

9.          Notices. All notices and other communications hereunder shall be deemed given when delivered or deposited in the mails, first class postage prepaid (provided, however, that notices given by telegram, telex or telefax shall be deemed given when dispatched) and if to a party hereto addressed as set forth beneath its name at the foot hereof unless a party shall give notice of a different address or telefax number in the manner provided herein.

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10.         Survival of Guarantee. This Validity Guarantee shall inure to the benefit of, and be binding upon, Guarantor and Star Funding and their respective heirs, executors, administrators, successors and assigns, including any subsequent holder or holders of any Guarantor Obligations, and the term “Star Funding” shall include any such holder or holders whenever the context permits.

11.         Independent Obligation. Star Funding may proceed against Guarantor under this Validity Guarantee without first proceeding against the Company, against any other surety or any other person or any security held by Star Funding and without pursuing any other remedy.

12.         CONSENT TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS VALIDITY GUARANTEE. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT ACTION OR PROCEEDING BROUGHT IN SUCH A COURT, AFTER ALL APPROPRIATE APPEALS, SHALL BE CONCLUSIVE AND BINDING UPON IT.

13.         GOVERNING LAW. THIS VALIDITY GUARANTEE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

14.         JURY TRIAL WAIVER. THE PARTIES HERETO DO HEREBY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS VALIDITY GUARANTEE.

[Remainder of page intentionally left blank; signature page follows]

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[Signature page to Validity Guarantee]

IN WITNESS WHEREOF, the Guarantor has executed this Validity Guarantee as a sealed instrument as of the date first above written.

[name of individual]
Address for Notices:

Telephone Number:
Telefax Number:

The foregoing Validity Guarantee is hereby accepted as of the date hereof:

STAR FUNDING, INC.

By:	/s/ Marin Weingarten
Name: Martin Weingarten
Title: Chief Executive Officer

Address for Notices:
237 West 37th Street, 5th Floor
New York, New York 10018
Attn: Martin Weingarten
Telephone Number: (212) 768-9900
Telefax Number: (212) 768-9800

STATE OF ____________ )
                                             ): ss.:
COUNTY OF __________ )

On the ____ day of ________________, 2012, before me personally came ___________________ to me known, who being by me duly sworn, did depose and say that he resides at _________________________, that he has read the foregoing instrument and is fully familiar with the contents thereof; that he signed his name thereto of his own free will and volition.

Notary Public

Schedule of Omitted Documents in the Form of

Exhibit 10.4, Including Material Detail in

Which Such Documents Differ From Exhibit 10.4

The following documents do not differ in material detail from the form of Exhibit 10.4, except with respect to the name of the individual which entered into the agreement:

1. Validity Guarantee, dated as of October 17, 2012, entered into by and between Star Funding, Inc. and Nicole Ostoya

2. Validity Guarantee, dated as of October 17, 2012, entered into by and between Star Funding, Inc. and Ashumi Kothary

3. Validity Guarantee, dated as of October 17, 2012, entered into by and between Star Funding, Inc. and Robin Coe-Hutshing